EXHIBIT 99.2

TD Securities TD Securities Inc. 66 Wellington Street West TD Bank Tower, 9th Floor Toronto, Ontario M5K 1A2

CONSENT OF TD SECURITIES INC.

We hereby consent to (i) the use of our opinion letter dated October 31, 2018 to the Board of Directors of Encana Corporation, and its inclusion as Annex C to the joint proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 filed by Encana Corporation with the U.S. Securities and Exchange Commission on as of the date hereof (the “Registration Statement”), relating to the proposed merger of Encana Corporation with Newfield Exploration Company and (ii) the references in the Registration Statement to such opinion and our firm under the headings “Summary—Opinions of Encana’s Financial Advisors”, “The Merger— Background of the Merger”, “The Merger—Recommendation of the Encana Board and Reasons for the Merger”, “The Merger—Certain Encana Unaudited Prospective Financial and Operating Information”, and “The Merger— Opinions of Encana’s Financial Advisors”.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise filed with, included in or publicly referred to in whole or in part in any registration statement, proxy statement (including any subsequent amendments to the above-mentioned Registration Statement) or any other document, except in accordance with our prior written consent. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ TD SECURITIES INC.

Toronto, Canada

December 4, 2018